Exhibit 99.1

   Cornerstone Realty Reports Fourth Quarter and Year 2004 Results

    RICHMOND, Va.--(BUSINESS WIRE)--March 16, 2005--Cornerstone Realty Income Trust, Inc. (NYSE:TCR) today reported operating results for the fourth quarter and year ended December 31, 2004.
    Funds From Operations ("FFO") for the fourth quarter ended December 31, 2004 were $9.6 million, or $0.17 per common share basic and diluted, compared with $11.3 million, or $0.20 per common share basic and diluted, in the fourth quarter of 2003. FFO for the year 2004 was $44.3 million, or $0.76 per common share basic and diluted, before severance and other organizational costs incurred in the first quarter of 2004, compared with $43.5 million, or $0.80 per common share basic and diluted, in 2003. Including the severance and other organizational costs incurred in the first quarter of 2004, FFO for the year 2004 was $43.6 million, or $0.75 per common share basic and diluted. Net loss available to common shareholders for the fourth quarter ended December 31, 2004 was $8.2 million, or $0.14 per common share basic and diluted, compared with a net loss available to common shareholders of $3.1 million, or $0.06 per common share basic and diluted, in the fourth quarter of 2003. For the year 2004, net loss available to common shareholders was $12.5 million, or $0.22 per common share basic and diluted, compared with a net loss available to common shareholders of $7.6 million, or $0.14 per common share basic and diluted, in 2003. Cornerstone incurred expenses in conjunction with the proposed merger with Colonial Properties Trust totaling $4.0 million in the fourth quarter of 2004 and $4.2 million for the year 2004. FFO is the generally accepted measure of operating performance for a real estate investment trust (REIT). A reconciliation of net income to FFO is included in the Operating Results table at the end of this news release.
    In the fourth quarter of 2004, total revenues were $47.3 million compared with $44.7 million in the fourth quarter of 2003. Average physical occupancy in the fourth quarter of 2004 was 94% compared with 92.5% last year, and the average rent per unit in the fourth quarter of this year was $669 compared with $670 last year. For the year 2004, total revenues were $182.5 million compared with $171.7 million in 2003. Average physical occupancy for the year 2004 was 93.4% compared with 92.1% in 2003, and the average rent per unit in 2004 was $666 compared with $674 in 2003.

    Comparable Property Operations

    Comparable property operations is a measure Cornerstone uses to evaluate performance and is not deemed to be an alternative to net income as determined in accordance with generally accepted accounting principles. In addition, this measure as calculated by Cornerstone may not be comparable to similarly entitled measures of other companies.
    At the end of the fourth quarter of 2004, Cornerstone's "same-community" portfolio consisted of 77 stabilized apartment communities containing 20,542 apartment homes that the company owned since January 1, 2003, representing approximately 89% of Cornerstone's 22,981 units. For the fourth quarter of 2004, same-community property operating income (rental income less property operating expenses) increased 0.9% compared with the fourth quarter of 2003. Fourth quarter 2004 rental income increased 3.4% while operating expenses increased 6.4% compared with the fourth quarter of 2003. For the year 2004, same-community property operating income decreased 0.2% compared with 2003. Rental income in 2004 increased 1.3% while operating expenses increased 3.1% compared with 2003.

    Definitive Merger Agreement

    On October 25, 2004 Cornerstone and Colonial Properties Trust (NYSE: CLP), a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, announced that they have entered into a definitive merger agreement under which Cornerstone will merge into a subsidiary of Colonial Properties Trust. There are a number of conditions that must occur for the merger to close, including the approval of the transaction by the shareholders of both Cornerstone and Colonial Properties and the receipt of necessary consents. Special meetings of shareholders of both companies, at which shareholder votes will be tabulated, are scheduled for April 1, 2005. Further information on the merger agreement can be found in recent Securities and Exchange Commission
(SEC) filings and news releases from both companies.

    Dividends

    A quarterly dividend of $0.20 per share was paid on February 11, 2005 to common shareholders of record on February 4, 2005. On December 21, 2004 Cornerstone redeemed all of its outstanding Series A
Convertible Preferred Shares for $25.00 per share plus $0.5228 in accrued and unpaid dividends.

    Forward Looking Statements

    Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from results expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the proposed merger with Colonial Properties Trust, the ability to obtain property financing, unanticipated adverse business developments affecting the company, adverse changes in the real estate markets, and local as well as general economic and competitive factors. There is no assurance that planned events or results, including, among other things, the proposed merger with Colonial Properties Trust, will be achieved. In addition, the timing and level of distributions to common shareholders are within the discretion of the company's board of directors. The company on a regular basis considers what level of distributions to common shareholders is appropriate.

    Corporate Profile

    Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 87 apartment communities with 22,981 units, a third-party property management business, apartment land under development, and ownership interests in four real estate joint ventures. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's Web site at www.cornerstonereit.com.

    Additional Information about the Merger and Where to Find It

    On October 25, 2004, an Agreement and Plan of Merger was entered into among Colonial Properties Trust ("Colonial Properties"), CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc. (the "Company") under which the Company will merge with and into CLNL Acquisition Sub LLC (the "Merger").
    The Company and Colonial Properties filed definitive materials with the Securities and Exchange Commission on February 15, 2005, including a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND COLONIAL PROPERTIES ARE URGED TO READ THE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, COLONIAL PROPERTIES AND THE MERGER. The definitive joint proxy statement/prospectus filed on February 15, 2005 and other relevant materials (when they become available), and any other documents filed by the Company and Colonial Properties with the SEC, may be obtained free of charge at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial Properties by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by the Company by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.
    The Company, Colonial Properties and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company and Colonial Properties in connection with the Merger. Information about the executive officers and directors of the Company and their ownership of Company common shares is set forth in the proxy statement for the Company's 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial Properties and their ownership of Colonial Properties common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial Properties' 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Colonial Properties and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the Merger.
    This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.


                 CORNERSTONE REALTY INCOME TRUST, INC.
                           OPERATING RESULTS
                 In Thousands Except Per Share Amounts

                                    Three Months       Twelve Months
                                       Ended              Ended
                                    December 31        December 31
                                   2004     2003      2004     2003
----------------------------------------------------------------------
Revenues
 Rental Income                    $43,076 $42,362  $171,339 $163,059
 Fee Management and Other
 Property Income                    4,175   2,301    11,153    8,593
                                   ---------------- ------------------
Total Revenues                     47,251  44,663   182,492  171,652

Expenses
 Property and Maintenance          14,399  13,401    54,376   50,930
 Taxes and Insurance                6,592   6,292    25,529   23,550
 Property Management                1,522     976     5,426    4,102
 General and Administrative         1,544   1,104     4,630    3,824
 Depreciation and Amortization
  of Real Estate Assets            13,409  14,407    54,783   52,794
 Severance Costs and Other
  Organizational Charges                -       -       760        -
 Other Depreciation                    93       6       110       23
 Fee Management and Other           1,974      30     2,161      239
                                   ---------------- ------------------
Total Expenses                     39,533  36,216   147,775  135,462

                                    7,718   8,447    34,717   36,190

 Interest Income                      (53)    104        40      274
 Interest Expense                 (11,488)(11,632)  (46,090) (45,896)
 Expenses Associated with the
  Proposed Colonial Properties
  Trust Transaction                (3,971)      -    (4,161)       -
                                   ---------------- ------------------
Loss from Continuing Operations
 before Gains on Sales of
 Investments and Minority Interest
 of Unit Holders in
 Operating Partnership             (7,794) (3,081)  (15,494)  (9,432)
Gain on Sales of Investments          (26)      -     3,428        -
Minority Interest of Unit Holders
 in Operating Partnership             234      92       360      262
                                   ---------------- ------------------
Loss from Continuing Operations    (7,586) (2,989)  (11,706)  (9,170)

Discontinued Operations
 Loss from Discontinued Operations      -      (5)        -      (15)
 Gain on Sales of Investments           -     (75)        -    1,887
                                   ---------------- ------------------
Net Loss                          $(7,586)$(3,069) $(11,706) $(7,298)
                                   ================ ==================

Distributions to Preferred
 Shareholders                         (67)    (76)     (294)    (303)
Excess Consideration Paid over
 Book Value to Preferred
 Shareholders                        (505)      -      (505)       -
                                   ---------------- ------------------
Net Loss Available to Common
 Shareholders                     $(8,158)$(3,145) $(12,505) $(7,601)
                                   ================ ==================

Funds From Operations
Net Loss Available to Common
 Shareholders                     $(8,158)$(3,145) $(12,505) $(7,601)
Adjustments:
 Distributions to Preferred
  Shareholders                         67      76       294      303
 Minority Interest of Unit Holders
  in Operating Partnership           (234)    (92)     (360)    (262)
 Gain on Sales of Investments          26      75    (3,428)  (1,887)
 Expenses Associated with the
  Proposed Colonial Properties
  Trust Transaction                 3,971       -     4,161        -
 Excess Consideration Paid over
  Book Value to Preferred
  Shareholders                        505       -       505        -
 Depreciation on JV Investments        40       -       118        -
 Depreciation from Discontinued
  Operations                            -       -         -      162
 Depreciation and Amortization
  of Real Estate Assets            13,409  14,407    54,783   52,794
                                   ---------------- ------------------
Funds From Operations              $9,626 $11,321   $43,568  $43,509
                                   ================ ==================
Per Share
 Weighted Average Common and
  Preferred Shares and Operating
  Partnership Units -- Diluted     58,285  57,488    58,028   54,694
 Funds From Operations Per Share
  -- Basic and Diluted              $0.17   $0.20     $0.75    $0.80
 Common Share Distributions         $0.20   $0.20     $0.80    $0.88
 Net Loss from Continuing
  Operations -- Basic and Diluted  $(0.14) $(0.05)   $(0.22)  $(0.18)
 Net Income from Discontinued
   Operations -- Basic and Diluted     $-      $-        $-    $0.04
 Net Loss Available to Common
  Shareholders -- Basic and
  Diluted                          $(0.14) $(0.06)   $(0.22)  $(0.14)
  Weighted Average Common Shares
  -- Basic and Diluted             56,300  55,479    56,025   52,643


    CONTACT: Cornerstone Realty Income Trust, Inc.
             Mark M. Murphy, 804-643-1761, ext. 231